UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant☒
Filed by a Party other than the Registrant☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

Deerfield Triarc Capital Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

DEERFIELD TRIARC CAPITAL CORP.

6250 N. River Road, 9th Floor
Rosemont, Illinois 60018

April 21, 2006

Dear Stockholder:

        On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Deerfield Triarc Capital Corp., which will be held at the offices of Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, 24th Floor, New York, New York 10174, on May 23, 2006, at 10:00 a.m. EST. The matters to be considered by stockholders at the Annual Meeting are described in detail in the accompanying materials.

        It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the Annual Meeting in person. Let me urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if for whatever reason you are unable to attend.

        Your continued support of, and interest in, Deerfield Triarc Capital Corp. are sincerely appreciated.

Sincerely,

Nelson Peltz Chairman

DEERFIELD TRIARC CAPITAL CORP.

6250 N. River Road, 9th Floor
Rosemont, Illinois 60018

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Deerfield Triarc Capital Corp.:

        NOTICE IS HEREBY GIVEN THAT the 2006 annual meeting of stockholders (the “Annual Meeting”) of Deerfield Triarc Capital Corp. (the “Company”) will be held at the offices of Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, 24th Floor, New York, New York 10174 on May 23, 2006, at 10:00 a.m. EST, for the following purposes:

1.	To elect Gregory H. Sachs and Howard Rubin as Class II directors to serve on the Board of Directors for a three-year term or until their successors have been duly elected and qualified;
2.	To ratify the appointment of Deloitte & Touche LLP as independent registered public accountants for the fiscal year ended December 31, 2006; and
3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Only stockholders of the Company of record as of the close of business on April 4, 2006 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Admission to the Meeting will be by ticket only. Packages and bags may be inspected and required to be checked in at the registration desk. You also must present identification containing a photograph. If you plan to attend the Meeting and you are (i) a registered stockholder (your shares are held in your name), check the appropriate box on the proxy card and retain the top portion of the card, which serves as your admission ticket, or (ii) a beneficial owner (your shares are held in “street name” by a bank, broker or other nominee or intermediary), the left side of your voting information form is your admission ticket. The Proxy Statement also includes information on how to obtain a ticket from the Company. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the registration desk on the meeting day.

        Further information regarding the Annual Meeting, the nominees for election to the Board of Directors and the independent auditors is contained in the enclosed Proxy Statement.

By Order of the Board of Directors

Frederick L. White Senior Vice President, General Counsel and Secretary

Rosemont, Illinois
April 21, 2006

Your vote is very important. As soon as possible, please sign, date and return the enclosed proxy card in the accompanying, postage pre-paid envelope. Stockholders attending the meeting may vote in person even if they have returned a proxy card.

DEERFIELD TRIARC CAPITAL CORP.

PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement and the accompanying form of proxy and Notice of Annual Meeting are provided in connection with the solicitation of proxies by the Board of Directors of Deerfield Triarc Capital Corp., a Maryland corporation (“we”, “us”, “our”, or the “Company”), for use at the annual meeting of stockholders to be held at the offices Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, 24th Floor, New York, New York 10174 on May 23, 2006, at 10:00 a.m. and any adjournments or postponements thereof. The mailing address of our principal executive offices is 6250 N. River Road, 9th Floor, Rosemont, Illinois 60018. This Proxy Statement and the enclosed form of proxy and Notice of Annual Meeting are first being mailed to the stockholders of the Company on or about April 24, 2006.

Notice & Voting

        Each outstanding share of our common stock entitles its holder to one vote. Only stockholders of record at the close of business on April 4, 2006, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. For your comfort and security, admission to the Meeting will be by ticket only. If you are a registered stockholder (your shares are held in your name) and plan to attend the Annual Meeting, please check the appropriate box on the enclosed proxy card. Your admission ticket can be detached from the bottom portion of the proxy card. If you are a beneficial owner (your shares are held in “street name” by a bank, broker or other nominee or intermediary) and plan to attend the Annual Meeting, your admission ticket is the left side of your voting information form. In addition, you can obtain an admission ticket in advance by writing to Secretary, Deerfield Triarc Capital Corp., 6250 N. River Road, 9th Floor, Rosemont IL 60018, and enclose proof of ownership, such as a bank or brokerage account statement or a letter from the bank or broker verifying such ownership. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the registration desk on the day of the Annual Meeting. Tickets may be issued to others at the discretion of the Company.

        If you complete and properly sign and return the accompanying proxy card, your shares will be voted as you specify on the card. If you do not specify a vote with respect to a proposal, your shares will be voted as the Board of Directors recommends with respect to the proposal. The Board has recommended a vote FOR the election of the nominees named in this Proxy Statement as directors, and FOR the ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for the fiscal year ended December 31, 2006.

        Under our Bylaws, business transacted at the Annual Meeting is confined to the purposes stated in the Notice of the Meeting. The proxy being solicited does, however, convey discretionary authority to the persons named therein as proxies to vote on matters incident to the conduct of the Meeting.

        You may revoke the proxy either by delivering written notice of such revocation to our Secretary before the Annual Meeting, by submitting a properly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

        If you hold your shares in “street name” (that is, through a broker or other nominee or intermediary), you may vote and revoke a previous vote only by following the procedures established by the broker or other nominee or intermediary.

Votes Required for Approval of Each Item

1.	With regard to the election of directors, you may vote in favor of some or all of the nominees or withhold your vote as to some or all of the nominees. If a quorum is present, then the nominees receiving a plurality of the votes cast at the Annual Meeting will be elected directors.
2.	With regard to the proposal to ratify the appointment of the independent registered public accountants, you may vote in favor of the proposal, against the proposal or abstain from voting. If a quorum is present, ratification of the appointment of the independent registered public accountants requires the affirmative vote of a majority of the votes cast on such matter.

Abstentions and Unspecified Shares Held in “Street Name”

        You may not abstain from electing a nominee as a director. With respect to each nominee, you must vote “for” the election of the nominee or withhold your vote. Votes “withheld” from the election of a director will have the effect of a negative vote since a plurality of the votes cast at the Annual Meeting is required for the election of each director. Abstentions from the proposal to ratify the appointment of the independent registered public accountants will not be counted “for” or “against” the proposal, but will be counted for the purpose of determining the existence of a quorum.

        Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the beneficial owners, unless the brokers have been given discretionary voting power by the beneficial owners. However, brokers or nominees holding shares for a beneficial owner may not have discretionary voting power and may not have received voting instructions from the beneficial owner of the shares. In such cases, the broker may not vote on these proposals. This results in what is known as a “broker non-vote,” which has the effect of a negative vote when a majority of the shares outstanding and entitled to vote is required for approval of a proposal.

        Broker non-votes will not be counted as votes cast but will be counted for the purpose of determining the existence of a quorum, and thus will have no effect on the proposal to ratify the appointment of the independent registered public accountants, since this requires the affirmative vote of a majority of the votes cast.

        Because the election of directors is a routine matter for which specific instructions from beneficial owners will not be required, no broker non-votes will arise in the context of the proposal relating to the election of directors.

Quorum

        A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business. At the close of business on March 31, 2006, we had 51,659,701 shares of common stock outstanding.

        The Board of Directors recommends a vote FOR each of the nominees for director and FOR the proposal to ratify the appointment of the Company's independent registered public accountants.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Our Bylaws provide for a Board of Directors (the “Board”) consisting of not less than five nor more than 15 members, unless otherwise determined by the affirmative vote of a majority of the Board. Directors are elected by our stockholders at each Annual Meeting. The Board has set at seven the number of directors constituting the current Board.

        Our Charter divides the Board into three classes. The initial term of the Class II directors, Gregory H. Sachs and Howard Rubin, is set to expire at the 2006 Annual Meeting. Those directors have been nominated for reelection to serve as directors for a three-year term expiring at our annual meeting in 2009 or until their successors are elected or appointed. Biographical information about each nominee is set forth below, as well as for our other directors.

        If any nominee becomes unavailable or unwilling to serve the Company as a director for any reason, the persons named as proxies in the form of proxy are expected to consult with our Board, which would solicit the recommendation of our Nominating and Corporate Governance Committee, in voting the shares represented by them. The Board has no reason to doubt the availability of any nominee, and each has indicated his willingness to serve as a director of the Company if elected by the stockholders at the Annual Meeting.

NOMINEES FOR ELECTION AS DIRECTOR

        Gregory H. Sachs. Mr. Sachs, age 40, has been a member of our Board since November 2004. He serves as Chairman and Chief Executive Officer of Deerfield & Company LLC, or D&C, and our Manager, Deerfield Capital Management LLC, or DCM, and is a director of Triarc Companies, Inc., or Triarc. Prior to founding D&C, Mr. Sachs served from 1991 until 1993 as Vice President and Trading Manager of Harris Trust and Savings Bank's Global Fixed Income Trading Division, the bank's proprietary trading group. Prior to joining Harris Trust and Savings Bank, Mr. Sachs worked as a fixed income portfolio manager at Lotsoff Capital Management, a registered investment adviser in Chicago. He is also a director of Chicago's Shedd Aquarium and Children's Memorial Hospital, and founded the S.A.C.H.S. Foundation (Society for the Achievement of Children's Health and Security), which he established in 1997 to focus on underprivileged children and sponsor them for summer camp. Mr. Sachs received both a B.B.A. in Actuarial Science and Quantitative Analysis and an M.S. in Quantitative Analysis and Finance from the University of Wisconsin at Madison.

        Howard Rubin. Mr. Rubin, age 51, has been a member of our Board since December 2004. Since 1999, he has been retired, although he continues to serve as a director on various boards. Since 2000, he has been a member of the board of directors and the chairman of the audit committee of Capstead Mortgage Corporation and from 2004 to the present he has served as a member of the board of directors of Global Signal Inc. He has over 20 years of experience trading mortgage-backed securities. From 1987 to his retirement in 1999, Mr. Rubin was a Senior Managing Director at Bear, Stearns & Co. Inc., where he ran the Collateralized Mortgage Obligations desk. Mr. Rubin received a Masters of Business Administration from Harvard Business School and a B.S.E. in Chemical Engineering from Lafayette College.

OTHER DIRECTORS

        Nelson Peltz. Mr. Peltz, age 63, has been the Chairman of our Board since December 2004. He has been a director and the Chairman and Chief Executive Officer of Triarc since April 1993. Since then, he has also been a director or manager and officer of certain Triarc subsidiaries. He has served as a director of Encore Capital Group, Inc. since January 2003. From its formation in January 1989 to April 1993, Mr. Peltz was Chairman and Chief Executive Officer of Trian Group, Limited Partnership, which provided investment banking and management services for entities controlled by Mr. Peltz and Peter May, President and Chief Operating Officer of Triarc. From 1983 to December 1988, Mr. Peltz was Chairman and Chief Executive Officer and a director of Triangle Industries, Inc., which, through wholly-owned subsidiaries, was, at that time, a manufacturer of packaging products, copper electrical wire and cable and steel conduit and currency and coin handling products.

        Robert Fischer. Mr. Fischer, age 76, has been a member of our board of directors since December 2004. Mr. Fischer is a Senior Partner in the Corporate Practices Group at Wolf, Block, Schorr and Solis-Cohen, LLP. He has been with the firm since 1998. From 1961 to 1998, Mr. Fischer practiced law at Lowenthal, Landau, Fischer & Bring P.C., which merged with Wolf, Block, Schorr and Solis-Cohen LLP in 1998. Mr. Fischer serves on the Board of Directors of a trust established to oversee the liquidation of assets of Allegiance Telecom Inc. and its subsidiaries. He has previously served on the Board of Directors and Audit Committee of the DLJ International Fund (from June 1995 to November 2000), the DLJ Emerging Markets Fund (from June 1995 to November 2000), and the DLJ High Yield Bond Fund (from July 1998 to November 2000).

        Robert Machinist. Mr. Machinist, age 53, has been a member of our board of directors since December 2004. Since August 2004, Mr. Machinist has been a managing partner of MB Investment Partners, a New York based money management firm. Since 2003, Mr. Machinist also has served as non-executive Chairman of Dobi Medical, Inc., a New Jersey based manufacturer of breast imaging technology. Since 2001, Mr. Machinist has served as a managing partner of M Capital, LLC, a management company. From 1998 to December 2001, Mr. Machinist served as managing director and head of investment banking for the Bank of New York and its Capital Markets division. From January 1986 through November 1998, Mr. Machinist was president and one of the principal founders of Patricof & Co. Capital Corp. and its successor companies. For the period December 1980 to January 1986, Mr. Machinist was managing director and co-CEO of Midland Capital Corporation, a publicly listed diversified small business investment company, with holdings in aerospace, defense, energy and financial services.

        Peter Rothschild. Mr. Rothschild, age 50, has been a member of our board of directors since December 2004. He has been a member of the board of directors of Wendy's International, Inc. since March 2006. Mr. Rothschild has been the Managing Member of Daroth Capital LLC since its founding in 2001, and is the President and CEO of its wholly owned subsidiary, Daroth Capital Advisors LLC, since 2002. Prior to founding Daroth Capital, Mr. Rothschild was a Managing Director and Co-Head of the Leveraged Finance and Industrial Finance groups at Wasserstein Perella, the predecessor company to Dresdner Kleinwort Wasserstein and was with the organization from 1996 to 2001. From 1990 to 1996, Mr. Rothschild was a Senior Managing Director and Head of the Natural Resources Group at Bear, Stearns & Co. Inc. and was one of the founders of the firm's Leveraged Finance and Financial Buyer Coverage groups. From 1984 to 1990, Mr. Rothschild was also a Managing Director and Head of the Industrial Group at Drexel Burnham Lambert.

Board Recommendation

        The Board recommends a vote For each of the two nominees for director listed above.

OWNERSHIP OF THE COMPANY'S COMMON STOCK

Security Ownership of Certain Beneficial Owners

        The following table, based on information available to us (including stockholder filings with the Securities and Exchange Commission, or SEC, under Section 13 of the Securities Exchange Act of 1934, as amended, or the 1934 Act), sets forth information concerning beneficial owners of more than 5 percent of our outstanding common stock as of March 14, 2006:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Ross Financial Corporation, Kenneth B. Dart, STS Inc., William and Claire Dart Foundation, Robert C. Dart, Rushmore Investments Ltd. (collectively, the “Dart Group”)(1) P.O. Box 31363 SMB, Grand Cayman, Cayman Islands, BWI	11,070,600	21.4%

(1)	Based on a Schedule 13D filed March 14, 2006 by each member of the Dart Group, the members of the Dart Group do not affirm the existence of a group and disclaim beneficial ownership of shares of our common stock held by each other member of the Dart Group. Item 5 of the Schedule 13D provides details as to the voting and investment power of each member of the Dart Group, and the right of each member to acquire Company common stock within 60 days.

Security Ownership of Management

        The following table sets forth the beneficial ownership of our common stock, as of March 31, 2006, by each of our directors and executive officers, and by all of our directors and executive officers as a group. Unless otherwise indicated, shares of common stock are owned directly and the indicated person has sole voting and investment power.

Name and Address(1)	Shares of Common Stock Beneficially Owned		Shares of Common Stock Acquirable Within 60 days	Percent of Class(2)
Nelson Peltz, Chairman and Director	1,856,066	(3)		3.5%
Gregory H. Sachs, Director	936,066	(4)		1.8%
Robert E. Fischer, Director	6,458	(5)		*
Robert B. Machinist, Director	3,000	(5)		*
Peter Rothschild, Director	6,333	(5)(6)		*
Howard Rubin, Director	53,000	(5)		*
Jonathan W. Trutter, Chief Executive Officer and Director	20,166			*
Robert C. Grien, President	8,266			*
Robert E. Armour, Senior Vice President, Chief Financial Officer and Treasurer(7)	—			—
Frederick L. White, Senior Vice President, General Counsel and Secretary	—			—
All directors and executive officers as a group (10 persons)(8)	2,889,355			5.6%

*	Less than 1%.

(1)	The address for all executive officers and directors is c/o Deerfield Capital Management LLC, 6250 N. River Road, 9th Floor, Rosemont, Illinois 60018.

(2)	Based on 51,659,701 shares of our common stock outstanding as of March 31, 2006. Does not reflect 1,346,156 shares of common stock reserved for issuance upon exercise of options granted to DCM upon completion of our December 2004 private offering or 930,310 shares of common stock available for future issuance under our stock incentive plan.

(3)	Mr. Peltz is a director of DCM, an executive officer and director of Triarc and a significant stockholder of Triarc. According to Triarc's Annual Report on Form 10-K for the fiscal year ended January 1, 2006, Mr. Peltz beneficially owned approximately 41.9% of the Class A Common Stock, approximately 29.6% of the Class B Common Stock and approximately 39.7% of the total voting power of Triarc. Triarc owns a majority interest in DCM. Therefore, Triarc may be deemed to beneficially own shares of Company common stock owned by DCM and Mr. Peltz may be deemed to beneficially own shares of Company common stock owned by DCM and Triarc. The shares shown above as beneficially owned by Mr. Peltz include 1,000,000 shares of Company common stock acquired by Triarc Deerfield Holdings, LLC, a wholly-owned subsidiary of Triarc, in our December 2004 private offering, 403,847 shares of restricted stock granted to DCM upon completion of our December 2004 private offering and 448,719 shares of Company common stock issuable upon exercise of options granted to DCM upon completion of our December 2004 private offering, which options are exercisable within 60 days. Mr. Peltz disclaims beneficial ownership of these shares. Does not include options to purchase 897,437 shares of our common stock granted to DCM upon completion of our December 2004 private offering which are not exercisable within 60 days. Additionally, 3,500 shares of our common stock are held by two adult children currently residing in Mr. Peltz's household. Mr. Peltz disclaims beneficial ownership of these shares.

(4)	Mr. Sachs is also an officer and director of DCM, a significant owner of D&C equity and a director of Triarc. Therefore, Mr. Sachs may be deemed to beneficially own shares of Company common stock owned by DCM or its subsidiaries. Includes the 403,847 shares of restricted stock granted to DCM upon completion of our December 2004 private offering and the 448,719 shares of Company common stock issuable upon exercise of options granted to DCM upon completion of our December 2004 private offering, which options are exercisable within 60 days. Mr. Sachs disclaims beneficial ownership of these shares. Does not include options to purchase 897,437 shares of our common stock granted to DCM upon completion of our December 2004 private offering which are not exercisable within 60 days.

(5)	Includes 3,000 shares of restricted stock granted to each of our independent directors on May 24, 2005 under our stock incentive plan.

(6)	Includes 3,333 shares of our common stock acquired in our December 2004 private offering by Daroth Investors LLC. Mr. Rothschild is a member of Daroth Investors LLC. Accordingly, he may be deemed to beneficially own shares owned by Daroth Investors LLC. Mr. Rothschild disclaims beneficial ownership of these shares.

(7)	Mr. Armour resigned each of his positions with the Company effective March 1, 2006. Richard Smith was appointed to fill each of the vacated positions immediately following Mr. Armour's resignation.

(8)	852,566 of the shares of Company common stock included in this total are included in the number of shares of Company common stock shown as beneficially owned by both Mr. Peltz and Mr. Sachs and are therefore counted twice in the total.

Section 16(a) Beneficial Ownership Reporting Compliance

        Under Section 16 of the 1934 Act, our directors and executive officers, and any persons beneficially owning more than 10% of our common stock, are required to report their ownership of our common stock and any changes in that ownership to the SEC, and are also required to furnish us with copies of these reports. Specific due dates for these reports have been established, and we are required to report in the Proxy Statement any failure to timely file such reports by those due dates during the 2005 fiscal year.

        Based solely on our review of the reports and amendments to those reports furnished to us or written representations from our directors and executive officers that such reports were not required from those persons, we believe that all of these filing requirements were satisfied by our directors and executive officers during 2005.

MANAGEMENT OF THE COMPANY

Corporate Governance Guidelines

        In January 2005, the Nominating and Corporate Governance Committee recommended, and the Board adopted, Corporate Governance Guidelines that set forth the Board's policies regarding director independence, the qualifications of directors, the identification of candidates for Board positions, the responsibilities of directors, the committees of the Board, the performance of our external manager, director access to our officers, director orientation and continuing education, director annual performance evaluation and director compensation.

        In April 2006, the Nominating and Corporate Governance Committee recommended, and the Board adopted, Amended and Restated Corporate Governance Guidelines, which include categorical standards for director independence that are based on the director independence requirements of the New York Stock Exchange, or NYSE. These Amended and Restated Corporate Governance Guidelines (the “Corporate Governance Guidelines”) are attached as Annex A to this Proxy Statement.

        Printable versions of the Corporate Governance Guidelines are on our website at http://www.deerfieldtriarc.com, and they can be obtained by written request to us at 6250 N. River Road, 9th Floor, Rosemont, IL 60018, Attention: Corporate Secretary.

Independence of our Board of Directors

        The Corporate Governance Guidelines and the NYSE listing standards require that a majority of our directors be independent directors. Our Board has adopted, as part of our Corporate Governance Guidelines, categorical standards to assist it in making the independence determinations described below.

        Our Board has affirmatively determined that the following Board members are independent, as that term is defined under the Corporate Governance Guidelines and the general independence standards of the NYSE:

Name	Class
Robert E. Fischer	I (term expires 2008)
Robert B. Machinist	III (term expires 2007)
Peter Rothschild	I (term expires 2008)
Howard Rubin	II (term expires 2006)

        Each of Messrs. Fischer, Machinist, Rothschild and Rubin satisfy the Board's categorical standards for independence, which are set forth under the heading “Director Independence” in the Corporate Governance Guidelines attached as Annex A to this proxy statement. These four independent directors constitute a majority of our Board of seven directors. In addition, the Board has determined that these four independent directors have no material relationships with the Company.

Executive Officers of the Company

        Our executive officers, their ages and their positions are as follows:

Name	Age	Position(s) Held
Jonathan W. Trutter	48	Chief Executive Officer
Robert C. Grien	46	President
Robert E. Armour(1)	38	Senior Vice President, Chief Financial Officer and Treasurer
Frederick L. White	61	Senior Vice President, General Counsel and Secretary

(1)	Mr. Armour resigned each of his positions with the Company effective March 1, 2006. Richard Smith was appointed to fill each of the vacated positions immediately following Mr. Armour's resignation.

        The executive officers serve at the Board's discretion. Biographical information for the last five years about our executive officers is set forth below.

        Jonathan W. Trutter. Mr. Trutter has served as a member of our Board of Directors and as our Chief Executive Officer since December 2004. Mr. Trutter is also the Chief Investment Officer of DCM and the Senior Managing Director responsible for DCM's Bank Loan Trading. Mr. Trutter joined D&C in 2000. From 1989 to 2000, Mr. Trutter was a Managing Director of Scudder Kemper Investments where he directed the Bank Loan/Private Placement Department. Mr. Trutter received a B.A. with dual majors in East Asian Languages and International Relations from the University of Southern California and an M.M. from The J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Trutter is a Certified Public Accountant.

        Robert C. Grien. Mr. Grien has served as our President since December 2004. Mr. Grien is a Managing Director at DCM, where he has served since 2004. Prior to that, Mr. Grien co-founded Kelso Mezzanine Fund, L.P., in 2002, and before that he was a Managing Director at Credit Suisse First Boston and Donaldson Lufkin & Jenrette Securities Corporation, or DLJ. Mr. Grien joined DLJ in 1989 and became Chief Credit Officer of DLJ's Investment Banking Group in 1997, Chief Credit Officer of DLJ's Leveraged Finance Group in 1998, and Chief Credit Officer of both of these groups in 2000. Following the acquisition of DLJ in 2000 by Credit Suisse Group, through its affiliate Credit Suisse First Boston, Mr. Grien joined DLJ Strategic Partners, L.P., as one of two founding Managing Partners and as a member of its investment committee. Mr. Grien received a B.A. in Political Science from Tulane University and an M.B.A. with beta gamma sigma honors from Columbia Business School.

        Richard Smith. Mr. Smith has been our Chief Financial Officer since March 1, 2006. Mr. Smith had been senior vice president of finance of DCM since January 2006. Prior to joining DCM, he had been employed by JP Morgan Chase & Company, most recently as Director of Accounting and Financial Reporting, since July 2004, and by Bank One Corporation since October 1993. He is a certified public accountant. Mr. Smith received a B.A. from Michigan State University and a Master in Business Administration from Wayne State University.

        Frederick L. White. Mr. White has been our Senior Vice President, General Counsel and Secretary since December 2004. Mr. White is a Managing Director and serves as General Counsel of DCM and General Counsel and Assistant Secretary of D&C. Mr. White joined Deerfield in 2002. From 1989 to 2002, Mr. White was a partner in the Chicago office of Gardner, Carton & Douglas. Mr. White is a 1966 graduate of Cornell University and a 1969 graduate of the University of Michigan Law School.

Board Meetings in 2005

        The Board held eight meetings during 2005. All directors attended at least 75% of the Board meetings and meetings of committees of the Board on which they served.

Committees of the Board of Directors

        We have a separately designated standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of our Board. The Board may form other committees as circumstances warrant, which shall have such have authority and responsibility as delegated by the Board.

        Audit Committee. The Audit Committee is composed of three of our independent directors, Messrs. Rothschild, Machinist and Rubin. Mr. Rothschild serves as Chairman of the Audit Committee and has been determined by our Board to be an “audit committee financial expert” as defined by the SEC.

        The Audit Committee assists the Board in overseeing our accounting and financial reporting processes, the integrity and audits of our consolidated financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent auditors and the performance of our independent auditors and any internal auditors. The Committee is also responsible for engaging independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, approving professional services provided by the independent public accountants, reviewing the independence of the independent public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

        Each member of the Audit Committee is “independent” as defined by the NYSE listing standards. The Committee held eight meetings during 2005. The Board has adopted a written charter for the Committee, which can be viewed by accessing the Company's website at www.deerfieldtriarc.com under Corporate Governance. A copy of the charter is also attached as Annex B to this Proxy Statement.

        Compensation Committee. The Compensation Committee is composed of Messrs. Machinist, Rothschild and Fischer. Mr. Machinist chairs the Committee, whose principal functions are overseeing the annual review of the amended and restated management agreement with DCM, administering and approving the grant of awards under any incentive compensation plan, including any equity-based plan of the Company and making recommendations to the Board regarding director compensation. The Committee held two meetings in 2005 and conducted its annual review of the management agreement after which it advised the full Board that, in its view, there was no contractual basis for the independent directors to recommend a termination of the management agreement and that the management fees earned by DCM are fair. The Board has adopted a written charter for the Committee, which can be viewed by accessing the Company's website at www.deerfieldtriarc.com under Corporate Governance.

        Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is composed of Messrs. Fischer, Rothschild and Machinist. Mr. Fischer chairs the Committee, which is responsible for seeking, considering and recommending to the full Board qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders. It also periodically prepares and submits to the Board for adoption the committee's selection criteria for director nominees. It reviews and makes recommendations on matters involving general operation of the Board and our corporate governance, and annually recommends to the Board nominees for each Board committee. In addition, the Committee annually facilitates the assessment of the Board's performance as a whole and of the individual directors and reports thereon to the Board. The Committee held two meetings in 2005. The Board has adopted a written charter for the Committee, which can be viewed by accessing the Company's website at www.deerfieldtriarc.com under Corporate Governance.

Availability of Corporate Governance Materials

        In addition to the charter of each of the independent committees of the Board of Directors described above, stockholders may view our other corporate governance materials, including the Charter and Bylaws of the Company, our Corporate Governance Guidelines (which are also included as Annex A attached to this Proxy Statement) and our Code of Business Conduct and Ethics, by accessing the Company's website at www.deerfieldtriarc.com under Corporate Governance. Copies of these documents may also be obtained free of charge by submitting a written request to the Corporate Secretary, Deerfield Triarc Capital Corp., 6250 N. River, 9th Floor, Rosemont, Illinois 60018. We have not adopted a code of ethics that applies only to our principal executive officer, principal financial officer and principal accounting officer, because our Code of Business Conduct and Ethics is written broadly to apply to each of these officers and the functions they oversee.

Compensation of Directors

        No member of our Board who is also an officer of the Company, or an officer or employee of DCM, D&C or Triarc, will receive additional compensation for serving on our Board. Each independent director receives an annual cash retainer of $65,000, a fee of $1,500 for each Board meeting attended (in person or by telephone), and a fee of $1,000 for each committee meeting attended (in person or by telephone) on a date that a Board meeting is not held. In addition, the

Chairperson of the Audit Committee receives an additional annual cash retainer of $25,000 and the Chairpersons of the Compensation and Nominating and Corporate Governance Committees receive an additional cash retainer of $15,000. We also reimburse our directors for their travel expenses incurred in connection with their attendance at full board and committee meetings.

        Our independent directors are also eligible to receive restricted stock, option and other stock-based awards under our stock incentive plan. Each independent director received an award of 3,000 shares of restricted stock on May 24, 2005, which vested on the date of grant. On February 7, 2006, the Compensation Committee recommended and the Board approved the issuance of 2,500 shares of restricted stock to each independent director, such grant to be made on May 23, 2006, and we intend to grant each independent director subsequent awards of 2,500 shares on an annual basis in future years, subject to approval by the Compensation Committee and Board. The May 23, 2006 grant and future annual grants will be vested upon grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Board has determined that each member of our Compensation Committee is independent as defined in the NYSE listing standards.

AUDIT COMMITTEE REPORT

        The Audit Committee assists the Board in monitoring the Company's financial reporting process. Management has primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent registered public accountants are responsible for expressing an opinion on the conformity of the Company's financial statements with accounting principles generally accepted in the U.S.

        In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 with our management team and our independent registered public accountants. The Committee discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee has discussed with the independent registered public accountants their independence from the Company and its management including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.

        Respectfully submitted,

Peter Rothschild, Chair
Robert B. Machinist
Howard Rubin

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        Deloitte & Touche LLP, or Deloitte, served as our independent registered public accountants for the year ended December 31, 2005.

        Audit Fees. The aggregate fees for professional services rendered by Deloitte in connection with their audit of our consolidated financial statements and reviews of the consolidated financial statements in our Quarterly Reports on Form 10-Q for the 2005 fiscal year were $439,502.

        Audit-related Fees. There were no fees billed by Deloitte to us for assurance or audit-related services for the fiscal year 2005.

        Tax Fees. The aggregate fees for professional services rendered by Deloitte to us in connection with tax matters for the fiscal year 2005 were $144,880. These fees related to Deloitte's preparation of our 2005 federal and state income tax returns and other compliance reporting, calculation of taxable income on certain of our investment holdings, and review of our 2005 taxable income and real estate investment trust, or REIT, qualification test calculations.

        All Other Fees. Deloitte billed us fees of $307,624 in 2005 related to services previously performed in connection with our initial public offering and resale shelf registration statement. There were no other fees billed by Deloitte to us for other services rendered for the fiscal year 2005.

        The Audit Committee of our Board determined to renew the engagement of our current independent registered public accountants, Deloitte, as our independent registered public accountants for the 2006 fiscal year, subject to stockholder ratification.

        A proposal will be presented at the Annual Meeting to ratify the appointment of Deloitte as our independent registered public accountants. A representative of Deloitte is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions. If the stockholders do not ratify the appointment, the Board will reconsider it.

Pre-Approval Policies and Procedures

        The Audit Committee of the Board has adopted policies and procedures for pre-approving all audit and non-audit services provided by the independent registered public accountants. The pre-approval policies require the specific pre-approval of any type of service to be provided by the independent registered public accountants that has not received the Committee's general pre-approval, as well as any service of the independent registered public accountants exceeding pre-approved cost levels. The pre-approval procedures include monitoring the independent registered public accountants' services to determine whether they comply with the pre-approval policies, and the independent registered public accountants' submission of a statement to the Committee that any services they perform that require separate pre-approval by the Committee are consistent with the SEC's rules on auditor independence. The Committee may delegate pre-approval authority to the chairman of the Committee.

        The independent registered public accountants audit and non-audit services pre-approved by the Audit Committee include the financial audit of our consolidated financial statements, review of our quarterly financial statements filed with the SEC, advice regarding internal controls, assistance regarding the accounting treatment of our holdings, and tax planning and tax compliance advice.

        Of the fees billed by Deloitte for services rendered in 2005, all were pre-approved by the Audit Committee.

Board Recommendation

        The Board recommends a vote For ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Our related parties include our directors and executive officers as well as DCM, D&C and Triarc and their respective executive officers and directors. Upon completion of our December 2004 private offering, we entered into a management agreement with DCM, pursuant to which it conducts the day-to-day management of our operations. The management agreement requires DCM to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our Board. Our chairman, chief executive officer, president, and general counsel also serve as officers or directors of DCM, D&C and/or Triarc, and our chief financial officer is also an employee of DCM. In addition, certain of our directors are directors or officers of D&C, DCM or Triarc. As a result, the management agreement was negotiated between related parties, and its terms, including fees payable, may not be as favorable to us as if they had had been negotiated with an unaffiliated third party.

        In connection with our December 2004 private offering, we entered into a license agreement with D&C and Triarc, pursuant to which they each granted us a non-exclusive, royalty-free license to use their names.

        Executive officers and directors of our company, DCM and Triarc collectively purchased 122,080 shares of our common stock in our December 2004 private offering. DCM also agreed to receive at least 15% of its incentive fee under our management agreement in shares of our common stock, subject to certain limitations in our management agreement and Charter, and generally not to transfer those shares before one year after the date they are paid. In addition, upon completion of our December 2004 private offering, we granted to DCM 403,847 shares of restricted stock and options to purchase 1,346,156 shares of our common stock with an exercise price of $15.00 per share. These shares and options vest or become exercisable in three equal annual installments. The first such installment vested or became exercisable on December 23, 2005. DCM has discretion to award these shares and options to its officers, employees and other individuals who provide services to it. As of March 31, 2006 no such awards had been made.

        DCM's base management fee for the period ended December 31, 2005, was approximately $9.9 million. Amortization for the period of approximately $3.8 million related to the restricted stock and options granted to DCM was included in management fee expense to a related party in our consolidated statement of operations. As of December 31, 2005, DCM had earned an incentive fee of approximately $1.3 million and we paid DCM approximately $0.5 in expense reimbursements for the year ended 2005. At December 31, 2005, we were indebted to DCM for accrued but unpaid base management fees of approximately $1.1 million, accrued but unpaid incentive fees of approximately $1.3 million, and expense reimbursements of approximately $32,000. These amounts are included in the management fee payable and other payables, respectively.

        A wholly-owned subsidiary of Triarc, Triarc Deerfield Holdings, LLC, purchased 1,000,000 shares of our common stock for $15 million in the December 2004 private offering, representing an ownership interest in the Company of 1.9% as of March 31, 2006. Certain members of the executive management team of DCM and its affiliates owned 281,594 shares of our common stock at March 31, 2006, representing an ownership percentage of 0.5% as of that date.

The Management Agreement

        We have a management agreement with DCM expiring on December 31, 2007. It may be renewed for additional one-year periods. DCM performs portfolio management services on our behalf, including:

•	consulting with us on purchase and sale opportunities,

•	collecting information and submitting reports pertaining to our assets, interest rates, and general economic conditions, and

•	periodically reviewing and evaluating the performance of our portfolio of assets.

The Management Fee

Base Management Fee

        We pay DCM a monthly base management fee equal to 1⁄12 of our equity times 1.75%.

Incentive Compensation

        We also pay DCM quarterly incentive compensation equal to the product of: (a) 25% of the dollar amount by which (i) our net income (determined in accordance with GAAP) before non-cash equity compensation expense and incentive compensation, for the quarter per share of common stock (based on the weighted average number of shares of common stock outstanding for the quarter) exceeds (ii) an amount equal to (A) the weighted average of the price per share of the common stock in our December 2004 private offering and our June 2005 initial public offering, and the prices per share of common stock in any subsequent offerings by us, in each case at the time of issuance thereof, multiplied by (B) the greater of (1) 2.00% and (2) 0.50% plus one-fourth of the Ten Year Treasury Rate for such quarter, multiplied by (b) the weighted average number of shares of common stock outstanding during the quarter. This calculation is adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges after discussion between DCM and our independent directors and approval by a majority of our independent directors in the case of non-cash charges. Fifteen percent of any such quarterly incentive compensation is to be paid in the form of shares of our common stock, based on a value per share determined by taking the average of the closing prices of the stock on the NYSE during the 30 days preceding the third day before the date on which the incentive compensation shares are issued.

Stock Options

        In the interest of attracting and retaining our executive officers, employees, directors and other persons and entities that provide services to us, we adopted the 2004 Stock Incentive Plan, or Plan, which authorizes the issuance of options to purchase common stock and the grant of stock awards, performance shares and stock appreciation rights. Our Compensation Committee administers the Plan, which is designed to promote the success and enhance the value of the Company by linking the interests of those who provide services to us with the interests of our stockholders, and by providing those persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to us in our ability to motivate, attract and retain persons upon whose judgment, interest, and special efforts our successful operation is largely dependent.

        Our Compensation Committee determines which officers, employees, and service providers will participate in the Plan and sets the terms of these persons' awards.

        The Plan provides that the total number of shares of common stock available for issuance under the Plan may not exceed 2,692,313 shares. No awards may be granted under the Plan after December 16, 2014. The Board may amend or terminate the Plan at any time, but an amendment will not become effective without the approval of our stockholders if it increases the number of shares of common stock that may be issued under the Plan (other than changes to reflect certain corporate transactions and changes in capitalization as described above). No amendment or termination of the Plan will affect a participant's rights under outstanding awards without the participant's consent.

Restricted Stock and Option Grants

        Upon completion of our December 2004 private offering, we granted DCM 403,847 shares of restricted stock and options to purchase 1,346,156 shares of our common stock with an exercise price of $15.00 per share, representing in the aggregate approximately 3.3% of the outstanding shares of our common stock as of March 31, 2006, assuming all outstanding options are exercised. These shares and options vest or become exercisable in three equal annual installments. The first installment vested or became exercisable on December 23, 2005. DCM has discretion to allocate these shares and options to its officers, employees and other individuals who provide services to it. As of March 31, 2006, no such awards had been made.

        On May 24, 2005, we granted each of our independent directors 3,000 shares of restricted stock, which shares vested on the date of grant. On February 7, 2006, the Compensation Committee recommended and the Board approved the issuance of 2,500 shares of restricted stock to each independent director, such shares to be granted on May 23, 2006 and to be vested on the date of grant, and we intend to grant each independent director subsequent awards of 2,500 shares on an annual basis in future years, subject to recommendation by the Compensation Committee and approval by the Board.

EXECUTIVE COMPENSATION

        We have no employees. We are managed by DCM pursuant to the Management Agreement between DCM and us. All of our executive officers are employees of DCM or one or more of its affiliates. We have not paid, and do not intend to pay, any annual compensation to our executive officers.

PERFORMANCE GRAPH

        The following graph compares the change in our stockholder cumulative total return on our common stock for the period June 29, 2005, which was the first day our common stock actually traded on the New York Stock Exchange, through December 31, 2005, with the changes in the Standard & Poor's 500 Stock Index and the Morgan Stanley REIT Index for the same period, assuming a base share price of $100 for the common stock and each index for comparative purposes. Total return equals appreciation in stock price plus dividends paid, and assumes that all dividends are reinvested. The information herein has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness is guaranteed. The performance graph is not necessarily indicative of future investment performance.

        Our common stock was originally issued on December 17, 2004, in a private placement of 26,666,667 shares at a purchase price of $15.00 per share.

Deerfield Triarc Capital Corp. (DFR)

MSCI US REIT Index

Standard & Poor’s 500 Stock Index

6/29/2005

12/31/2005

6/30/2005

9/30/2005

$110

$105

$100

$95

$90

$85

	6/29/2005	6/30/2005	9/30/2005	12/31/2005
Deerfield Triarc Capital Corp.(DFR)	$100.00	$98.06	$86.63	$87.54
Standard & Poor's 500 Stock Index	$100.00	$99.29	$102.41	$104.04
MSCI US REIT Index	$100.00	$100.00	$103.64	$105.44

ANNUAL REPORT TO STOCKHOLDERS

        Our Annual Report on Form 10-K for the year ended December 31, 2005 is enclosed with this Proxy Statement.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

        A stockholder who wishes to introduce a proposal for consideration at our 2007 annual meeting of stockholders may seek to have that proposal included in the Company's proxy statement pursuant to SEC Rule 14a-8. To qualify for this, the proposal must be submitted to us not later than December 19, 2006, and must satisfy the other requirements of Rule 14a-8. The submission of a stockholder proposal does not guarantee that it will be included.

        A stockholder may otherwise propose business for consideration or nominate persons for election to the Board in compliance with applicable state law and our Bylaws, which provide that a proposal or nomination must be in writing and must be delivered to our Secretary at our executive offices by personal delivery or U.S. mail not earlier than 150 days and not later than 120 days prior to the first anniversary of the date of mailing of notice by us for the preceding year's annual meeting. Any such notice must satisfy the other requirements with respect to such proposals and nominations contained in our Bylaws. If a stockholder fails to meet the deadlines specified by Rule 14a-8 and our Bylaws or fails to comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal.

COMMUNICATIONS WITH THE BOARD

        Stockholders wishing to communicate with our Board should send any communication to:

Corporate Secretary Deerfield Triarc Capital Corp. 6250 N. River Road, 9th Floor Rosemont, IL 60018

        Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Corporate Secretary will forward such communication to the full Board, a committee of the Board, or to any individual director or directors, as appropriate. If a communication is unduly hostile, threatening, illegal or similarly inappropriate, the Corporate Secretary is authorized by the Board to discard the communication or take appropriate legal action regarding the communication.

DIRECTOR ATTENDANCE AT ANNUAL MEETING

        Our Board has not adopted a formal policy regarding director attendance at annual meetings of the stockholders, but encourages director attendance at annual meetings.

OTHER MATTERS

        The Board knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the Annual Meeting.

        The expenses of preparing, printing and assembling the materials used in the solicitation of proxies will be borne by us. In addition to the solicitation of proxies by use of the mails, we may use the services of certain officers and employees of DCM or its affiliates (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by mail, telephone and facsimile from brokerage houses and other stockholders. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding proxy materials to beneficial owners of our common stock.

        No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy from any person in any jurisdiction to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

ANNEX A

CORPORATE GOVERNANCE GUIDELINES OF
DEERFIELD TRIARC CAPITAL CORP.
(Amended and Restated as of April 4, 2006)

        Pursuant to Section 2-411 of the Maryland General Corporation Law and Article IV of the Bylaws of Deerfield Triarc Capital Corp., incorporated under the laws of the State of Maryland (the “Corporation”), the following shall constitute the Corporate Governance Guidelines (the “Corporate Governance Guidelines”) of the board of directors of the Corporation:

I. Director Independence

        The Board of Directors of the Corporation (the “Board”) has adopted categorical standards of director independence based on the director independence requirements of the New York Stock Exchange, Inc. (the “NYSE”). A director shall not be independent if he or she satisfies any one or more of the following criteria:

1. A director who is, or who has been within the last three years, an employee of the Corporation, or whose immediate family member is, or has been within the last three years, an executive officer of the Corporation.

2. A director who has received, or who has an immediate family member serving as an executive officer who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Corporation (excluding director and committee fees and pension/other forms of deferred compensation for prior service that is not contingent in any way on continued service).

3. (A) A director who is or whose immediate family member is a current partner of a firm that is the Corporation's internal or external auditor; (B) a director who is a current employee of such a firm; (C) a director who has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) a director who was or whose immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Corporation's audit within that time.

4. A director who is or has been within the last three years, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Corporation's present executives at the same time serves or served on that company's compensation committee.

5. A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Corporation for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues (as reported for the last completed fiscal year).

        The Board shall also consider a director's charitable relationships. A director who is an officer, director, or trustee of a charitable or non-profit organization shall not be considered to have a material relationship with the Corporation that impairs the director's independence so long as the Corporation's contributions to the entity in any single fiscal year (excluding amounts contributed by the Corporation under its employee matching gift program) are less than $100,000 or 2% of such entity's consolidated gross revenues (whichever is greater). Notwithstanding the requirements of paragraphs 1 through 5 above, a director shall not be independent unless the Board determines that the director has no material relationships with the Corporation.

II. Director Qualifications

        The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new directors as well as the composition of the Board as a whole. This assessment will include an analysis of directors' qualifications under the categorical standards for independence listed above, as well as consideration of diversity, age, skills and experience in the context of the Board's needs. Nominees for directorship will be selected by the Nominating and Corporate Governance Committee in accordance with the policies and principles in its charter. The invitation to join the Board should be extended by the Board itself, by the Chairman of the Nominating and Corporate Governance Committee and the Chairman of the Board.

        The Board presently has 7 members. The Board would be willing to expand to a somewhat larger size, however, to accommodate the availability of an outstanding candidate. It is the sense of the Board that a size of 5 to 15 is appropriate and most effective.

        It is not the sense of the Board that in every instance a director who retires or changes from the position he or she held when joining the Board should necessarily leave the Board. However, it is the sense of the Board that individual directors who change the responsibility they held when they were elected to the Board should volunteer to resign from the Board. Such a step provides an opportunity for the Board, through the Nominating and Corporate Governance Committee, to review the continued appropriateness of Board membership under the circumstances.

        While there is no limit on the number of public company boards on which a director may serve, if a director serves on more than five, his or her service on this Board shall be subject to the Board's determination that such simultaneous service on such other boards will not impair his or her ability to effectively serve on this Board. Directors should advise the Chairman of the Board and the Chairman of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another public company board.

        The Board does not believe it should establish term limits. While term limits could help insure that there are fresh ideas and viewpoints available to the Board, they have the significant disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Corporation and its operations and, therefore, provide an increasing contribution to the Board as a whole. As an alternative to term limits, the Nominating and Corporate Governance Committee will review each director's continuation on the Board every three years. This will allow each director the opportunity to conveniently confirm his or her desire to continue as a director.

III. Director Responsibilities

        The director's basic responsibility is to exercise his or her good faith business judgment of the best interests of the Corporation. In discharging that obligation, each director should be entitled to rely on the honesty and integrity of the Corporation's senior executives and its outside advisors and auditors absent evidence that makes such reliance unwarranted. The directors shall also be entitled (1) to have the Corporation purchase reasonable levels of directors' and officers' liability insurance on their behalf; (2) to the benefits of indemnification to the fullest extent permitted by law and the Corporation's charter, by-laws and any indemnification agreements; and (3) to exculpation as provided by state law and the Corporation's charter.

        Directors are expected to attend Board meetings and meetings of committees on which they serve, to spend the time needed and meet as frequently as necessary to discharge properly their responsibilities. Information and data that are important to the Board's understanding of the business to be conducted at a Board or committee meeting should generally be distributed in writing to the directors before the meeting. Directors should review these materials in advance of the meeting.

        The Board may designate a Chief Executive Officer (the “CEO”). In the absence of such designation, the Chairman of the Board shall be the CEO of the Corporation. The Board has no policy with respect to the separation of the offices of Chairman of the Board and the CEO. The

Board believes that this issue is part of the succession planning process and that it is in the best interests of the Corporation for the Board to make a determination when it elects a new chief executive officer.

        The Chairman of the Board will establish the agenda for each Board meeting. At the beginning of the year the Chairman of the Board will establish a schedule of significant agenda subjects to be discussed during the year (to the degree this can be foreseen). Each director is encouraged to suggest the inclusion of items on the agenda. Each director is free to raise at any Board meeting subjects that are not on the agenda for that meeting. The Board will review the Corporation's long-term strategic plans and the principal issues that the Corporation will face in the future during at least one Board meeting each year.

        The non-management directors will meet in executive session at least quarterly. The director who presides at these meetings, and the process for determining who will preside, will be determined by the non-management directors, and the name of the chairman presiding over these meetings, or the process for designating such chairman, will be disclosed in the annual proxy statement. If any of the Corporation's non-management directors do not qualify as independent, the independent non-management directors will meet in separate executive session at least annually.

        The Board believes that the management speaks for the Corporation. Individual directors may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Corporation. It is expected that directors would do this with the knowledge of the management and, absent unusual circumstances or as contemplated by the committee charters, only at the request of management.

IV. Board Committees

        The Board will have at all times an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The members of these committees will comply with any requirements of the NYSE that may be put into effect from time to time. Committee members will be appointed by the Board upon recommendation of the Nominating and Corporate Governance Committee with consideration of the desires of individual directors. It is the sense of the Board that consideration should be given to rotating committee members periodically, but the Board does not feel that rotation should be mandated as a policy.

        Each committee will have its own charter. The charters will set forth the purposes, goals and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board. The charters will also provide that each committee will annually evaluate its own performance.

        The chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee's charter. The chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee's agenda. At the beginning of the year each committee will establish a schedule of the principal agenda subjects to be discussed during the year (to the degree these can be foreseen). The schedule for each committee will be furnished to all directors.

        The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.

V. Director Access to Officers

        Directors have full and free access to officers of the Corporation and, as necessary and appropriate, to the Corporation's independent advisors. Any meetings or contacts that a director wishes to initiate may be arranged through the CEO or the Secretary of the Corporation or directly by the director. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Corporation and will, to the extent not inappropriate, copy the CEO on any written communications between a director and an officer of the Corporation, or advise the CEO of any such oral communications. The directors shall also have access to other employees of the external manager of the Corporation who provide services to or for the benefit of the Corporation upon request to the Corporation's CEO or Secretary.

        The Board welcomes regular attendance at each Board meeting of the Corporation's senior officers. If the CEO wishes to have additional Corporation personnel attend on a regular basis, this suggestion should be brought to the Board for approval.

VI. Director Compensation

        The form and amount of director compensation will be determined by the Board based on a recommendation of the Compensation Committee in accordance with the policies and principles set forth in its charter. The Compensation Committee will conduct an annual review of director compensation. The Compensation Committee will consider that directors' independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Corporation makes substantial charitable contributions to organizations with which a director is affiliated, or if the Corporation enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated.

VII. Director Orientation and Continuing Education

        All new directors must participate in the Corporation's Orientation Program (the “Orientation Program”), which should be conducted within two months of the annual meeting at which new directors are elected. This orientation will include presentations by senior management to familiarize new directors with the Corporation's strategic plans, its significant financial, accounting and risk management issues, its compliance programs, these Corporate Governance Guidelines, its Code of Business Conduct and Ethics, its principal officers and its internal and independent auditors. In addition, the Orientation Program will include visits to the Corporation's executive offices. All other directors are also invited to attend the Orientation Program.

VIII. Management Evaluation

        The Board will conduct an annual review of the performance of Deerfield Capital Management, LLC, the Corporation's external manager (the “Manager”), and the employees of the Manager who serve as executive officers of the Corporation, in order to ensure that the Manager is providing the best service and leadership for the Corporation in the long- and short-term.

IX. Annual Performance Evaluation

        The Board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nominating and Corporate Governance Committee will receive comments from all directors and report annually to the Board with an assessment of the Board's performance. This will be discussed with the full Board following the end of each fiscal year. The assessment will focus on the Board's contribution to the Corporation and specifically focus on areas in which the Board or management believes that the Board can improve.

X. Certification

        These Corporate Governance Guidelines were duly approved and adopted by the Board on the 4th day of April, 2006.

Secretary

ANNEX B

CHARTER OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS
DEERFIELD TRIARC CAPITAL CORP.
(As Amended through January 25, 2005)

        The following shall constitute the Charter of the Audit Committee of the Board of Directors of Deerfield Triarc Capital Corp. (the “Company”):

I. Purpose

        The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to: (i) the integrity of the Company's financial statements and financial reporting process, the Company's systems of internal accounting and financial controls and other financial information provided by the Company; (ii) the performance of the internal audit services function; (iii) the annual independent audit of the Company's financial statements, the engagement of the independent auditors and the evaluation of the independent auditors' qualifications, independence and performance; (iv) the compliance by the Company with legal and regulatory requirements, including the Company's disclosure controls and procedures; (v) the evaluation of risk assessment and risk management policies; and (vi) the fulfillment of the other responsibilities set out herein. The Audit Committee shall also prepare the report of the Audit Committee required by the Securities and Exchange Commission to be included in the Company's annual proxy statement.

II. Organization

        The Audit Committee shall be appointed by the Board of Directors and shall consist of three or more directors, as determined by the Board of Directors, each of whom shall satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act and the rules thereunder, and upon listing of the Company's common stock of the New York Stock Exchange (the “NYSE”), the requirements of the NYSE and any other applicable legal or regulatory requirements. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Securities and Exchange Commission and as determined by the Board of Directors in its business judgment. The Board of Directors shall also designate the Audit Committee Chairman. While there is no limit on the number of public company audit committees on which a director may serve, if a director serves on more than three, his or her service on this Audit Committee shall be subject to the Board of Directors' determination that such simultaneous service on such other audit committees will not impair his or her ability to effectively serve on this Audit Committee. The Audit Committee may form and delegate authority to subcommittees comprised of one or more members of the Audit Committee. The Audit Committee may also delegate authority to the Chairman of the Audit Committee. No member of the Audit Committee may accept, either directly or indirectly, consulting, advisory or other compensatory fees from the Company or any of its subsidiaries, other than the Company's or its subsidiaries' standard directors' fees (including, additional amounts, if any, that may be paid for serving on the Audit Committee or other committees of the Board of Directors).

III. Meetings

        The Audit Committee shall meet as circumstances require. A quorum at any Audit Committee meeting shall be at least a majority of the members. The Audit Committee may require any officer or employee of the Company or its subsidiaries, the Company's outside auditors, the Company's outside counsel, the Company's internal audit service providers or others to attend meetings of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee, and to provide pertinent information as necessary. As part of its job to foster open communication, the Audit Committee shall meet periodically with management, the internal audit service provider and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or any of these groups believe should be discussed privately.

IV. Authority and Responsibilities

        In recognition of the fact that the independent auditors are ultimately accountable to the Audit Committee, the Audit Committee shall have the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to recommend or nominate the independent auditors for stockholder approval), and shall approve all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Audit Committee shall consult with management and the internal audit service provider, but shall not delegate these responsibilities.

To fulfill its responsibilities, the Audit Committee shall:

        With respect to the independent auditors:

1.	Be directly responsible for the appointment, compensation, retention (and termination) and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review, attest services or tax services for the Company, and such independent auditors must report directly to the Audit Committee.
2.	Have the sole authority to review in advance, and grant any appropriate pre-approvals, of (a) all auditing services to be provided by the independent auditors and (b) all non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act, and, in connection therewith, to approve all fees and other terms of engagement, all as required by applicable law or the NYSE listing standards. The Audit Committee shall approve guidelines for the retention of the independent auditors for any non-audit service and the fee for such service and shall determine policies and procedures for the approval of audit and non-audit services in advance. The Audit Committee shall also review and approve disclosures required to be included in Securities and Exchange Commission periodic reports filed under Section 13(a) of the Securities Exchange Act with respect to audit, audit related and non-audit services. The Audit Committee shall consult with management but shall not delegate these responsibilities.
3.	Review on an annual basis (a) the performance of the independent auditors, including the lead audit partner and (b) the experience and qualifications of the senior members of the independent auditors' team assigned to the Company and its subsidiaries. At least annually, obtain and review a report from the independent auditors describing (a) the independent auditors' internal quality control procedures and (b) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

4.	Request and ensure that the independent auditors submit to the Audit Committee on an annual basis a written statement consistent with Independent Standards Board Standard No. 1 delineating all relationships between the independent auditors and the Company, discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and satisfy itself that the provision of services by the independent auditors not related to the audit of the Company's annual financial statements and the review of the Company's interim financial statements included in the Company's Form 10-Q for such year is compatible with maintaining the outside auditors' independence.
5.	Confirm, on an annual basis, that each of the lead audit partner, the audit partner responsible for reviewing the audit and all other audit partners have been and will be rotated in accordance with the requirements of the Securities Exchange Act and the rules promulgated thereunder. In addition, the Audit Committee should consider, on an annual basis, whether there should be regular rotation of the independent auditors.
6.	Review all reports required to be submitted by the independent auditors to the Audit Committee under Section 10A of the Securities Exchange Act.
7.	Review, based upon the recommendation of the independent auditors, the scope and plan of the work to be done by the independent auditors, including any special audit steps adopted in light of any material control deficiencies.

        With respect to the annual financial statements:

8.	Review and discuss with management, the internal audit service provider and the independent auditors the Company's annual audited financial statements, including specific disclosures made in “Management's Discussion and Analysis of Financial Condition and Results of Operations.” This review shall include a discussion of major issues regarding accounting principles and financial statement presentations, including a review of any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the Company's financial statements. The review shall also include a discussion of the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles and financial disclosure practices, as applied in its financial reporting, including, without limitation, a review of critical accounting policies, estimates, reserves and accruals, judgmental areas, audit adjustments, whether or not recorded, any significant changes in the Company's selection or application of accounting principles, the effects of significant policies in controversial or emerging areas for which there is a lack of authoritative guidance, all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses, and such other inquiries as may be appropriate. Based on this review, the Audit Committee shall make its recommendation to the Board of Directors as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.
9.	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit and any other material written communications between the independent auditor and management, including but not limited to, the management representation letter and schedule of adjusted differences and a listing of adjustments and reclassifications not recorded, if any.

10.	Prepare the report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement and any other reports of the Audit Committee that may be required by applicable securities laws or the NYSE listing requirements or rules.
11.	Discuss with the independent auditors and internal audit provider whether they are aware of any action by an officer, director, or person acting under their direction which would violate Rule 13b2-2(b)(1) under the Securities Exchange Act of 1934 which prohibits improper influence on the conduct of audits.

        With respect to quarterly financial statements:

12.	Review and discuss with management, the internal audit service provider and the independent auditors the Company's quarterly financial statements, including specific disclosures made in “Management's Discussion and Analysis of Financial Condition and Results of Operations,” and the independent auditors' review of the quarterly financial statements (including a review of the matters included in paragraph 8 above), prior to submission to stockholders, any governmental body, the NYSE or the public. The Chairman of the Audit Committee or any subcommittee of the Audit Committee may represent the entire Audit Committee for the purpose of this review.
13.	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of their review.

        Periodic reviews:

14.	Periodically review separately with each of management, the independent auditors and the internal audit service provider (a) any significant disagreement between management and the independent auditors or the internal audit service provider in connection with the preparation of the financial statements, (b) any difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and (c) management's response to each.
15.	Periodically discuss with the independent auditors, without management being present, (a) their judgments about the quality and appropriateness of the Company's accounting principles and financial disclosure practices as applied in its financial reporting and (b) the completeness and accuracy of the Company's financial statements.
16.	Consider and approve, if appropriate, significant changes to the Company's accounting principles and financial disclosure practices as suggested by management. Review with the independent auditors, management and the internal audit service provider, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Audit Committee, have been implemented.
17.	Review and discuss with management, the internal audit service provider, the independent auditors and the Company's in-house and independent counsel, as appropriate, any legal, accounting, regulatory or compliance matters that could have a significant impact on the Company's financial statements, including the effect of any new or proposed regulatory or accounting initiatives, statements or rules, as well as off-balance sheet structures, on the Company's financial statements and other public disclosures.

        Discussions with management:

18.	Review and discuss with management the Company's earnings press releases, including the use, if any, of “pro forma” or “adjusted” non-GAAP financial measures (as defined in Regulation G), as well as any financial information and earnings guidance that may be provided to analysts and rating agencies. Such discussions may be done generally (i.e., discussion of the types of information to be disclosed and the types of presentations to be made).

        With respect to the internal audit function and internal controls:

19.	Review, based upon the recommendation of the internal audit service provider, the scope and plan of the work to be done by the internal audit service provider and the responsibilities, budget and staffing needs of the internal audit service provider. In this connection, the Audit Committee shall discuss with management, the internal audit service providers and the independent auditors, the Company's major risk exposures (whether financial, operating, or otherwise), the adequacy and effectiveness of the accounting and financial controls, and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies and the guidelines and policies to govern the processes by which risk assessment and risk management are undertaken.
20.	Review and approve the appointment and replacement of the Company's internal audit service provider and the fees to be paid to the internal audit service provider.
21.	Review periodically the performance of the internal audit service provider.
22.	In consultation with the independent auditors and the internal audit service provider, review the adequacy of the Company's internal control structure and procedures.
23.	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding the questionable accounting or auditing matters.
24.	Review (i) the internal control report prepared by management, including management's assessment of the effectiveness of the Company's internal control structure and procedures for financial reporting and (ii) the independent auditors' attestation, and report, on the assessment made by management. Management and the internal audit service providers shall report periodically to the Audit Committee regarding any significant deficiencies and material weaknesses in the design or operation of the Company's internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; and any fraud (whether or not material) involving management or other employees having a significant role in internal control over financial reporting, as well as any change in internal control over financial reporting that occurred during the Company's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

        Other:

25.	Review and approve related-party and conflict of interest transactions, using appropriate specialists and counsel as necessary.
26.	Review and approve (a) any change or waiver in the Company's code of business conduct and ethics with respect to executive officers, including the chief executive officer, the president and chief operating officer, the general counsel and senior financial officers (including the chief financial officer and chief accounting officer) and (b) any public disclosure made regarding such change or waiver.

27.	Establish and review and approve a policy addressing the Company's hiring of employees or former employees of the independent auditors.
28.	Review and reassess the adequacy of this Charter (including, upon listing of the Company's common stock on the NYSE, with respect to compliance with the listing requirements of the NYSE) annually and recommend to the Board of Directors any changes deemed appropriate by the Audit Committee.
29.	Review its own performance annually to the extent required by applicable laws, regulations, or the NYSE requirements.
30.	Report regularly to the full Board of Directors and review with the full Board of Directors any issues that have arisen with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors or the performance of the internal audit service provider.
31.	Perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate. The Audit Committee shall also carry out such other duties that may be delegated to it by the Board of Directors from time to time.

V. Resources

        The Audit Committee shall have the authority (i) to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and (ii) to retain, at the Company's expense, independent legal, accounting and other consultants to advise the Audit Committee as it deems necessary. The Company shall provide such funding as is determined by the Audit Committee to be necessary for payment of compensation to the independent auditors for the purpose of rendering or issuing an annual audit report or performing other audit, review, or attest services for the Company, and to any independent legal, accounting and other consultants retained to advise the Audit Committee. The members of the Audit Committee shall be reimbursed for ordinary administrative expenses necessary or appropriate in carrying out their duties.

* * *

        While the Audit Committee has the responsibilities and powers set forth in this Charter, the Company's management is responsible for preparing the Company's financial statements and the Company's independent auditors are responsible for performing an independent audit of such financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee is responsible for overseeing the conduct of these activities and is not expected to audit the Company, to define the scope of the audit, to control the Company's accounting practices or to define the standards to be used in the preparation of the Company's financial statements. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations or the Company's Code of Conduct. The Audit Committee may rely, without independent verification, on the information provided to it and on the representations made by management that the financial statements have been prepared in conformity with generally accepted accounting principles and the corresponding reports of the independent auditors prepared in connection with their reviews and audits. Consequently, in carrying out its responsibilities, the Audit Committee is not determining that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, nor is the Audit Committee providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

Appendix 1



NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DEERFIELD TRIARC CAPITAL CORP.

6250 N. River Road, 9th Floor
Rosemont, Illinois 60018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Jonathan W. Trutter and Frederick L. White as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Deerfield Triarc Capital Corp. held of record by the undersigned on April 4, 2006, at the Annual Meeting of Stockholders to be held at the offices of Blank Rome LLP, located at The Chrysler Building, 405 Lexington Avenue, 24th Floor, New York, NY 10174, on May 23, 2006, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

DEERFIELD TRIARC CAPITAL CORP.

May 23, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.			To elect Class II directors to serve on the Board of Directors for a three-year term and until their successors have been duly elected and qualified;
NOMINEES:
☐	FOR ALL NOMINEES	¡	Gregory H. Sachs
		¡	Howard Rubin
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ended December 31, 2006; and	☐	☐	☐

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of the Company of record as of the close of business on April 4, 2006, will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

Further information regarding the Annual Meeting, the nominees for election to the Board of Directors and the independent auditors is contained in the enclosed Proxy Statement.

Your vote is very important. As soon as possible, please sign, date and return the enclosed proxy card in the accompanying, postage pre-paid envelope. Stockholders attending the meeting may vote in person even if they have returned a proxy card.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.